UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2025

CYCURION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1640 Boro Place, Fourth Floor
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC

Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	CYCUW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to the Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2025, Cycurion, Inc., a Delaware corporation (the “Company”), announced that the previously announced one-for-thirty reverse stock split of the Company’s shares of common stock, par value $0.0001 per share (the “Reverse Stock Split”) took effect with the commencement of business on October 27, 2025.

The Company effected the Reverse Stock Split by filing the Second Amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company’s shares of common stock began trading on a split-adjusted basis on The Nasdaq Global Market, when the market opened today, October 27, 2025, under the existing trading symbol “CYCU” and new CUSIP number 95758L305.

As a result of the Reverse Stock Split, every thirty of the Company’s issued shares of common stock will be combined into one issued share of common stock, without any change to the par value per share and without any change in the total number of authorized common shares. The number of outstanding shares of common stock was reduced from approximately 86,533,435 shares to approximately 2,884,447 shares.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise held a fraction of a share of common stock of the Company will receive a cash payment (without interest and subject to withholding taxes, as applicable) in lieu thereof at a price equal to that fraction of a share to which the stockholder would otherwise be entitled, multiplied by the closing price of the Company’s shares on The Nasdaq Global Market on the trading day immediately preceding the effective date of the Reverse Stock Split.

Item 8.01 Other Events.

On October 27, 2025, the Company issued a press release announcing that the Reverse Stock Split took effect with the commencement of business on October 27, 2025. Additionally, on October 20, 2025, the Company submitted a request to the Nasdaq Hearings Panel (the “Panel”) to appeal the determination of the Nasdaq Listing Qualification Staff to delist the Company’s securities from The Nasdaq Stock Market LLC. The Company received written notice from Nasdaq that the hearing with the Panel is scheduled for November 20, 2025. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference. For more information on the Reverse Stock Split, please see Item 5.03 above.

On October 27, 2025, the Company issued a letter to shareholders, discussing, among other things, the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 27, 2025
99.2	Press Release dated October 28, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: October 28, 2025	By:	/s/ L. Kevin Kelly
	Name: Title:	L. Kevin Kelly Chief Executive Officer